Exhibit 99.2

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Summary of the Transactions

Warner Bros. Discovery, Inc. Acquisition

On October 6, 2026, Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), Paramount Skydance Corporation (“Paramount” or the “Company”) and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of Paramount (“Merger Sub”) completed the transactions contemplated by the previously disclosed Agreement and Plan of Merger, dated as of February 27, 2026, among WBD, the Company and Merger Sub (the “WBD Merger Agreement”), pursuant to which, Merger Sub merged with and into WBD, with WBD surviving as a wholly owned subsidiary of Paramount (the “Acquisition”). On October 6, 2026, immediately following the Effective Time (as defined below) and subsequent to the date of the financial statements included herein, the Company amended its certificate of incorporation (the “charter amendment”) to, among other things, change its name to Skydance Corporation. As a result, references herein to “Paramount”, “Paramount Skydance Corporation” or the “Company” refer, prior to such charter amendment, to Paramount Skydance Corporation, and following such charter amendment, to Skydance Corporation.

The Acquisition will be accounted for as a business combination under ASC 805, Business Combinations, with the Company identified as the accounting acquirer. In identifying the Company as the accounting acquirer, management considered the structure of the Acquisition and other actions contemplated by the WBD Merger Agreement, relative outstanding voting and equity interests, and the composition of the post-Acquisition board of directors. No single factor was the sole determinant in the overall conclusion that Paramount is the accounting acquirer; rather all factors were considered in arriving at such conclusion.

At the effective time of the Acquisition (the “Effective Time”), each share of WBD Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock cancelled for no consideration in accordance with the WBD Merger Agreement or as to which appraisal rights have been properly exercised) was converted into the right to receive an amount in cash equal to $31.00, without interest, plus the Ticking Consideration (collectively, the “Merger Consideration”). The “Ticking Consideration” is an amount in cash equal to $0.00277778 multiplied by the number of calendar days elapsed after September 30, 2026 to and including the closing date of the Acquisition. For purposes of these pro forma financial statements, total cash consideration paid to WBD common stockholders is estimated at $78.0 billion, calculated based on WBD Common Stock outstanding as of July 23, 2026, and including the applicable Ticking Consideration based on the October 6, 2026 closing date of the Acquisition. In addition, cash payments at closing of approximately $1.1 billion are estimated with respect to vested WBD equity awards as described under “Treatment of Equity Awards” below. See Note 3 for additional details regarding the purchase consideration. Certain Equity Investors (as defined herein) subscribed for additional shares of Paramount Class B Common Stock in the PIPE transactions (each as defined herein) in the amount required to cover such Ticking Consideration.

Treatment of Equity Awards

Stock Options

At the Effective Time:

•	Each stock option outstanding to purchase shares of WBD Common Stock granted under any WBD stock plan that is (x) vested as of the Effective Time or (y) held by a former employee or service provider of WBD, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess if any, of the Merger Consideration over the per share exercise price for such vested stock option by (ii) the total number of shares of WBD Common Stock subject to such vested stock option.

•	Each stock option (whether vested or unvested) with an exercise price equal to or in excess of the Merger Consideration was cancelled without consideration.

•	Each unvested stock option with an exercise price below the Merger Consideration was assumed by Paramount and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per share exercise price for such unvested stock option by (ii) the total number of shares of WBD Common Stock subject to such unvested stock option immediately prior to the Effective Time, and remains subject to generally the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding unvested stock option immediately prior to the Effective Time.

Restricted Stock Units (“RSUs”), including Performance-Based RSUs (“PRSUs”)

At the Effective Time:

•	Each WBD RSU that was vested in accordance with its terms or that was held by a non-employee member of the board of directors of WBD as of the Effective Time was cancelled and converted into the right to receive the Merger Consideration with respect to each share of WBD Common Stock underlying such vested WBD RSU, with the number of shares of WBD Common Stock subject to such vested WBD RSU granted with performance-based vesting conditions determined as described below.

•	Each WBD RSU that was outstanding immediately prior to the Effective Time and that is not a vested WBD RSU, was assumed by Paramount and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of WBD Common Stock subject to such unvested WBD RSU immediately prior to the Effective Time, and remains subject to generally the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding unvested WBD RSU immediately prior to the Effective Time.

•	The total number of unvested WBD RSUs with performance-based vesting conditions expected to vest was determined by assuming (i) in respect of such unvested WBD RSUs for which the applicable performance period was completed prior to the Effective Time, actual performance, and (ii) in respect of such unvested WBD RSUs for which the applicable performance period was not completed prior to the Effective Time, achievement at the greater of (x) target performance and (y) actual performance extrapolated through the end of the applicable performance period based on actual performance through the Effective Time, determined by the board of directors of WBD or a committee thereof in good faith and consistent with past practice.

Deferred and Notional Equity Units

At the Effective Time:

•	Each deferred stock unit (“DSU”) that was outstanding immediately prior to the Effective Time was assumed by Paramount and automatically converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of WBD Common Stock subject to such DSU immediately prior to the Effective Time (the “WBD DSU Consideration”), with such WBD DSU Consideration remaining subject to the same terms and conditions that applied to the corresponding DSU immediately prior to the Effective Time.

•	Each notional investment unit with respect to shares of WBD Common Stock (a “WBD Notional Unit”) subject to WBD’s Non-Employee Directors Deferral Plan and WBD’s Supplemental Retirement Plan (each, a “WBD DC Plan”) that was outstanding immediately prior to the Effective Time was assumed by Paramount and automatically converted into a notional unit with respect to a number of shares of Class B common stock, par value $0.001 per share (“Paramount Class B Common Stock”), of Paramount (a “Paramount Notional Unit”) equal to the product obtained by multiplying (A) the Equity Award Exchange Ratio (as defined below) by (B) the number of shares of WBD Common Stock subject to such WBD Notional Unit immediately prior to the Effective Time, with each such Paramount Notional Unit remaining subject to the same terms and conditions that applied to the corresponding WBD Notional Unit immediately prior to the Effective Time (including with respect to timing and form of payment), as set forth in the applicable WBD DC Plan. The “Equity Award Exchange Ratio” was determined by dividing (i) the Merger Consideration by (ii) the per share volume-weighted average trading price of Paramount Class B Common Stock for the fifteen consecutive trading days ending on (and including) the trading day that was three trading days prior to the closing date of the Acquisition.

Financing

The Company utilized a combination of equity financing and debt financing to fund the Acquisition. The Company entered into equity subscription agreements (“Subscription Agreements”) providing for up to $46.7 billion plus Ticking Consideration (and certain other additional amounts as defined in the WBD Merger Agreement if required) of equity financing from affiliates of The Lawrence J. Ellison Revocable Trust and $250.0 million from RedBird Capital Partners Fund IV (Master), L.P. (collectively the “Equity Investors”), pursuant to a private placement of Paramount Class B Common Stock (such private placement format being referred to herein as a private investment in public equity, or “PIPE”, arrangement).

The Equity Investors assigned their subscription rights under the Subscription Agreements (the “Equity Syndication”) to a group of institutional investors (each, an "Equity Syndication Party"), comprising affiliates of the Equity Investors, The Public Investment Fund, L'Imad 1st SPV 2 Exempt RSC LTD (an investment vehicle of L'Imad Holding, an Abu Dhabi sovereign wealth fund), QIA TMT Holding LLC (an investment vehicle of the Qatar Investment Authority), and LionTree Investment Fund, L.P. The aggregate allocations covered the full amount committed by the Equity Investors. At closing, the Company issued to each Equity Syndication Party a number of newly issued nonvoting shares of Paramount Class B Common Stock equal to its allocated amount divided by the Syndication Purchase Price, defined as the average of the daily volume-weighted average prices (“VWAP”) of Paramount Class B Common Stock for the 20 trading days up to, and including, the third business day prior to the closing of the Acquisition, subject to a ceiling of $16.02 per share and a floor of $12.00 per share (the “Syndication Purchase Price”). Based on the Syndication Purchase Price of $12.00 per share the Company issued an aggregate amount of approximately 3,918 million shares of Paramount Class B Common Stock to the Equity Syndication Parties.

Each share of Paramount Class B Common Stock (excluding shares held by any Equity Investor or affiliate thereof, certain Company subsidiaries and the Paramount Global 401(k) Plan and the Paramount Global Master Trust (collectively, the “Benefit Plans”)) as of the record date of October 5, 2026 will receive, without payment of any consideration, one 10-year warrant (each, a “Warrant”) for each share held, exercisable at an initial exercise price per share equal to the Syndication Purchase Price of $12.00 and subject to customary anti-dilution and fundamental change make-whole adjustments. Beginning on the third anniversary of issuance, the Company may call the Warrants for early expiration if the closing price of Paramount Class B Common Stock equals or exceeds $30.00 for at least 20 trading days in any 30 consecutive trading day period and warrant holders will have until such early expiration date to exercise their Warrants. The Company expects to distribute the Warrants on or about October 13, 2026.

In addition, the Company previously entered into committed debt financing arrangements, including the Pro Rata Credit Agreement, which provided for (i) $2.5 billion of three-year Term A-1 loans (“Term A-1 Loan Facility”), (ii) $2.5 billion of five-year Term A-2 loans (“Term A-2 Loan Facility”) and (iii) $5.0 billion of five-year revolving credit commitments, as well as a $49.0 billion 364-day senior secured bridge term loan facility (the “Bridge Commitments”). The Bridge Commitments were intended as contingent financing and no borrowings were made under the Bridge Commitments in connection with the closing of the Acquisition. In lieu of the Bridge Commitments, the Company funded the Acquisition with the New Permanent Financing (as defined below), which consisted of additional secured credit facilities and secured capital markets indebtedness across the investment grade and non-investment grade markets as described below. The New Permanent Financing, together with borrowings under the Pro Rata Credit Agreement, is included in the Company’s post-closing capital structure and was incurred in the form of first lien and second lien indebtedness, including term loan borrowings and secured notes (collectively, the “Acquisition Financing Transactions”). The unaudited pro forma condensed combined financial statements reflect the issuance of the New Permanent Financing.

The Acquisition Financing Transactions include (i) $9.5 billion of seven-year Term B Loans (“Term B Loans”), (ii) $30.0 billion of New First Lien Secured Notes (“New First Lien Secured Notes”), and (iii) $12.4 billion of New Second Lien Secured Notes (“New Second Lien Secured Notes”), in an aggregate amount of $51.9 billion (the “New Permanent Financing”), in addition to the $5.0 billion Term A loans under the Pro Rata Credit Agreement.

On October 6, 2026, the Company entered into Credit Agreement Amendment No. 1 to the Pro Rata Credit Agreement and pursuant to this agreement obtained the Term B Loans, consisting of (i) $8.5 billion of seven-year U.S. dollar denominated term B loans (the “Dollar Term B Loans”) and (ii) €850 million of seven-year Euro term B loans (the “Euro Term B Loans”). The Dollar Term B Loans bear interest, at the Company’s option, at a rate per annum equal to either the Alternative Base Rate (as defined in the Pro Rata Credit Agreement) or the Secured Overnight Financing Rate (“SOFR”) plus a margin based on the Company’s Consolidated Total Net Leverage Ratio (as defined in the Pro Rata Credit Agreement) that ranges between 1.75% and 1.50% for Alternative Base Rate loans and 2.75% and 2.50% for Term SOFR Rate loans. The Euro Term B Loans bear interest at a rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) plus a margin based on the Company’s Consolidated Total Net Leverage Ratio that ranges between 2.75% and 2.50%.

The New First Lien Secured Notes, issued on October 5, 2026, consist of (i) $3.5 billion of 6.300% Senior Secured First Lien Notes due 2028 (the “2028 First Lien Notes”), (ii) $3.5 billion of 6.550% Senior Secured First Lien Notes due 2029 (the “2029 First Lien Notes”), (iii) $6.5 billion of 7.050% Senior Secured First Lien Notes due 2031 (the “2031 First Lien Notes”), (iv) $5.25 billion of 7.550% Senior Secured First Lien Notes due 2033 (the “2033 First Lien Notes”), (v) $5.25 billion of 7.900% Senior Secured First Lien Notes due 2036 (the “2036 First Lien Notes”), (vi) $1.25 billion of 8.650% Senior Secured First Lien Notes due 2046 (the “2046 First Lien Notes”), (vii) $3.5 billion of 8.750% Senior Secured First Lien Notes due 2056 (the “2056 First Lien Notes”) and (viii) $1.25 billion of 8.900% Senior Secured First Lien Notes due 2066 (the “2066 First Lien Notes”), (collectively, the “New First Lien Secured Notes”).

The New Second Lien Secured Notes, issued on October 5, 2026, consist of (i) $6.0 billion of 8.250% Senior Secured Second Lien Notes due 2031 (the “2031 Second Lien Dollar Notes”) (ii) €885 million of 7.000% Senior Secured Second Lien Notes due 2031 (the “2031 Second Lien Euro Senior Secured Notes”), (iii) $4.0 billion of 8.875% Senior Secured Second Lien Notes due 2034 (the “2034 Second Lien Notes”) and (iv) $1.4 billion of 9.125% Senior Secured Second Lien Notes due 2036 (the “2036 Second Lien Notes”) (collectively, the “New Second Lien Secured Notes”). In connection with the 2031 Euro Second Lien Senior Secured Notes, the Company has entered into a cross currency swap with a notional amount of $994 million to convert the notes to USD at a fixed coupon rate of 8.82%. Other than as described in Note 5, the effect of the cross currency swap is not reflected in the unaudited pro forma condensed combined financial statements.

The Company used the proceeds of the New Permanent Financing, together with the net proceeds of the PIPE arrangement, borrowings under the Pro Rata Credit Agreement and cash on hand, to finance the Acquisition, the repayment of certain existing debt and to pay fees, costs and expenses related thereto. On October 6, 2026, the Company repaid all loans and terminated all credit commitments outstanding under its Amended and Restated Credit Agreement, dated as of January 23, 2020. The termination of this agreement and associated repayment of outstanding revolving credit facility borrowings, which totaled $1.8 billion at June 30, 2026, are not reflected in the unaudited pro forma condensed combined financial statements.

On June 4, 2026, WBD entered into seven-year $13.0 billion term loans (“WBD Dollar Term Loans”) and seven-year €1.7 billion term loans (the “WBD Euro Term Loans” and together with the WBD Dollar Term Loans, the “WBD Term Loans”). The proceeds were used to repay the $15.0 billion bridge facility that WBD had outstanding on March 31, 2026. The WBD Term Loans were repaid in full in connection with the closing of the Acquisition with a portion of the proceeds from the New Permanent Financing. The unaudited pro forma condensed combined financial statements reflect the settlement of the WBD Term Loans.

The Company also intends to refinance and terminate WBD’s $4.0 billion accounts receivable securitization program (of which $3.9 billion was utilized as of June 30, 2026) within close proximity to the closing of the Acquisition (or shortly thereafter). For purposes of the unaudited pro forma condensed combined financial statements, the Company has reflected the termination of the securitization facility and the related repurchase of accounts receivable as if they were completed at closing.

In connection with the execution of the WBD Merger Agreement, Paramount paid the termination fee of $2.8 billion (the “Netflix Termination Fee”) due to Netflix, Inc. under the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 2026, by and among WBD, Netflix, Inc., Nightingale Sub, Inc., and New Topco 25, which was terminated prior to the execution of the WBD Merger Agreement. The Netflix Termination Fee is reflected in Paramount’s historical balance sheet at June 30, 2026.

Exchange Offers and Tender Offers

In connection with the Acquisition, the Company is offering to exchange any and all of the Exchange Offer WBD Notes (defined below) for the applicable series of newly issued second lien secured notes to be issued by the Company (the “Second Lien Secured Exchange Notes”) (each offer to exchange, an “Exchange Offer” and together, the “Exchange Offers”). The Second Lien Secured Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by certain of the Company’s wholly owned domestic subsidiaries that are obligors under the Pro Rata Credit Agreement, subject to certain customary exceptions, and will be secured, subject to certain limitations and exceptions and customary permitted liens, on a second priority basis, equally and ratably with all parity lien indebtedness of the Company and related guarantors. In certain circumstances when, among other things, the Second Lien Secured Exchange Notes are rated investment grade by two out of three rating agencies, the liens securing the Second Lien Secured Exchange Notes and related guarantees may be automatically released.

The Exchange Offer WBD Notes were issued by Discovery Communications, LLC, a Delaware limited liability company (the “DCL Issuer”), and Discovery Global Holdings, Inc. (formerly WarnerMedia Holdings, Inc.), a Delaware corporation (the “DGH Issuer” and, together with the DCL Issuer, the “Existing WBD Issuers”).

The consideration offered in the Exchange Offers (i) per $1,000 in aggregate principal amount of U.S. dollar-denominated Exchange Offer WBD Notes tendered and (ii) per €1,000 in aggregate principal amount of Euro-denominated Exchange Offer WBD Notes tendered, in each case, is summarized below:

WBD’s Notes to be Exchanged (the “Exchange Offer WBD Notes”)	Issuer of Exchange Offer WBD Notes	Aggregate Principal Amount of Notes Validly Delivered in Consent Solicitations and Eligible to Participate in the Exchange Offers (amount in millions)	Second Lien Secured Exchange Notes Offered
4.125% Senior Notes due 2029	DCL Issuer	$655.8	6.250% Senior Secured Second Lien Notes due 2029
3.625% Senior Notes due 2030	DCL Issuer	$914.2	4.875% Senior Secured Second Lien Notes due 2030
5.000% Senior Notes due 2037	DCL Issuer	$453.3	5.000% Senior Secured Second Lien Notes due 2037
6.350% Senior Notes due 2040	DCL Issuer	$438.1	6.350% Senior Secured Second Lien Notes due 2040
4.950% Senior Notes due 2042	DCL Issuer	$130.4	4.950% Senior Secured Second Lien Notes due 2042
4.875% Senior Notes due 2043	DCL Issuer	$141.6	4.875% Senior Secured Second Lien Notes due 2043
5.200% Senior Notes due 2047	DCL Issuer	$3.2	5.200% Senior Secured Second Lien Notes due 2047
5.300% Senior Notes due 2049	DCL Issuer	$247.9	5.300% Senior Secured Second Lien Notes due 2049
4.054% Senior Notes due 2029	DGH Issuer	$1,353.8	6.304% Senior Secured Second Lien Notes due 2029
4.279% Senior Notes due 2032	DGH Issuer	$2,691.8	4.904% Senior Secured Second Lien Notes due 2032
5.050% Senior Notes due 2042	DGH Issuer	$4,104.7	5.050% Senior Secured Second Lien Notes due 2042
5.141% Senior Notes due 2052	DGH Issuer	$949.9	5.141% Senior Secured Second Lien Notes due 2052
4.302% Senior Notes due 2030	DGH Issuer	€234.4	5.802% Senior Secured Second Lien Notes due 2030
4.693% Senior Notes due 2033	DGH Issuer	€316.6	5.068% Senior Secured Second Lien Notes due 2033

Concurrently with the Exchange Offers, the Company is offering to purchase for cash (the “Tender Offers”) the aggregate principal amount of notes eligible to participate in the Tender Offers. Specifically, the Company is offering to purchase (i) the DCL Issuer’s $1.234 billion aggregate principal amount of 3.950% Senior Notes due 2028 and (ii) the DGH Issuer’s $1.189 billion aggregate principal amount of 3.755% Senior Notes due 2027 (the “Tender Offer WBD Notes”). The Exchange Offers and Tender Offers expire on October 6, 2026 and are expected to settle promptly following the closing of the Acquisition.

For purposes of these pro forma financial statements, it is assumed that 100% of the $12.7 billion principal amount of Exchange Offer WBD Notes eligible to participate in the Exchange Offers and 100% of the $2.423 billion of the Tender Offer WBD Notes subject to Tender Offers will, in each case, be exchanged or tendered, as applicable, in full in the applicable Exchange Offer or Tender Offers. The ultimate aggregate principal amount of Second Lien Secured Exchange Notes exchanged for Exchange Offer WBD Notes in the Exchange Offers and the amount of Tender Offer WBD Notes tendered in the Tender Offers are subject to change based on the ultimate results of such Exchange Offers and Tender Offers, including as a result of market conditions or other factors outside of the Company’s control, and the Company can make no assurances that the Exchange Offers and Tender Offers will be consummated in accordance with such assumptions.

Completed Skydance Transactions and NAI Transaction

On August 7, 2025, pursuant to a transaction agreement dated July 7, 2024, Paramount Global and Skydance Media, LLC (“Skydance”) became wholly owned subsidiaries of Paramount Skydance Corporation (the “Skydance Transactions”). Substantially concurrently with the closing of the Skydance Transactions, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC and Pinnacle Media Ventures III, LLC, each entities controlled by the Ellison Family (as defined below), and RB Tentpole Holdings LP (the “NAI Equity Investors”) acquired 100% of the equity interests of Harbor Lights Entertainment, Inc. (f/k/a National Amusements, Inc. (“NAI”)), from NAI’s shareholders under a purchase and sale agreement and, through their ownership of NAI, the NAI Equity Investors indirectly received an aggregate of 31.5 million shares of Class A common stock and 32.0 million shares of Class B common stock of Paramount Skydance Corporation (the “NAI Transaction”). Following the closing of the Skydance Transactions and the NAI Transaction, entities controlled by the Ellison Family indirectly hold approximately 77.5% of the Class A common stock of Paramount Skydance Corporation through their collective approximate 77.5% ownership interest in NAI, which was renamed Harbor Lights Entertainment Inc., and as a result the Ellison Family is the controlling stockholder and ultimate parent (“Ultimate Parent”) of Paramount. For the purpose of determining the controlling ownership of Paramount, the Ellison family is comprised of Lawrence J. Ellison and David Ellison (the “Ellison Family”). David Ellison is the son of Lawrence J. Ellison, and Lawrence J. Ellison and David Ellison are accordingly considered immediate family members.

In connection with the Skydance Transactions, PIPE investors, including the NAI Equity Investors, made an investment of $6.0 billion into Paramount Skydance Corporation in exchange for 400 million shares of Class B common stock at $15.00 per share and the NAI Equity Investors received, in connection with their PIPE investment, an aggregate of 200 million five-year warrants exercisable at $30.50 per share (subject to customary anti-dilution adjustments). Approximately $4.5 billion of the PIPE proceeds were used to satisfy electing stockholders’ cash consideration in connection with a cash-stock election offered to Paramount Global stockholders, with the remaining approximately $1.5 billion provided to Paramount Skydance Corporation. As further described in Note 1, Paramount’s financial results for the year ended December 31, 2025 are presented in two distinct periods to indicate a new basis of accounting established for Paramount Global’s net assets upon the closing of the Skydance Transactions and NAI Transaction. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as “Successor”.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and are presented to illustrate the effects of the completed Skydance Transactions and NAI Transaction and the Acquisition, collectively, the “Transactions”.

The unaudited pro forma Condensed Combined Balance Sheet as of June 30, 2026 combines the historical consolidated balance sheet of Paramount as of June 30, 2026 and the historical consolidated balance sheet of WBD as of June 30, 2026, giving effect to the Acquisition as if it had occurred on June 30, 2026.

The unaudited pro forma Condensed Combined Statement of Operations for the six months ended June 30, 2026 combines the historical Consolidated Statement of Operations of Paramount for the six months ended June 30, 2026 and the historical Consolidated Statement of Operations of WBD for the six months ended June 30, 2026, and gives effect to the Acquisition as if it had occurred on January 1, 2025.

The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 combines the Adjusted Combined Statement of Operations for the year ended December 31, 2025 of Paramount and the historical Consolidated Statement of Operations for the year ended December 31, 2025 of WBD, giving effect to the Transactions as if they had occurred on January 1, 2025.

The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

The impact of the Acquisition, including the committed equity financing, on the outstanding shares and equity of Paramount is discussed in Note 5 and Note 8.

The pro forma transaction accounting adjustments to adjust WBD’s net assets to preliminary estimates of fair value are based on information available to the Company as of the date of this filing. The fair value estimates made herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the closing date of the Acquisition. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the following materials:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	The Company’s historical unaudited consolidated financial statements and the notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed on August 4, 2026, and the historical audited consolidated financial statements and the notes thereto for Paramount Global (Predecessor) for the period from January 1, 2025 to August 6, 2025 and Paramount Skydance Corporation (Successor) as of December 31, 2025 and for the period from August 7, 2025 to December 31, 2025 contained in Paramount’s Current Report on Form 8-K, filed on May 13, 2026;

•	Skydance’s historical unaudited condensed consolidated financial statements for the six-month period ended and as of June 30, 2025 contained in the Company’s Form 8-K/A filed October 23, 2025; and

•	WBD’s historical unaudited consolidated financial statements and the notes thereto contained in WBD’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed on August 6, 2026 and also incorporated by reference in the Company’s Current Report on Form 8-K with which these pro forma financial statements are filed, and the historical audited consolidated financial statements and the notes thereto contained in WBD’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026 and previously incorporated by reference in the Company’s Current Report on Form 8-K filed on July 31, 2026.

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT JUNE 30, 2026

(In millions)

			Pro Forma Adjustments
	Paramount Skydance Corp.	WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Financing Adjustments (5)		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$1,627	$3,369	$(93,772)	(3a)	$56,426	(5a)	$7,888
			(3,900)	(8d)	(2,423)	(5d)
					(22)	(5c)
					(384)	(5e)
					46,967	(5g)
Receivables, net	6,178	4,952	2,763	(4)	—		13,893
Programming and other inventory	1,655	377	—		—		2,032
Prepaid expenses and other current assets	1,560	3,751	—		—		5,311
Total current assets	11,020	12,449	(94,909)		100,564		29,124
Property and equipment, net	2,216	6,652	(215)	(4g)	—		8,653
Programming and other inventory	15,641	19,335	4,858	(4)	—		39,834
Goodwill	2,034	25,861	29,427	(4a)	—		57,322
Intangible assets, net	5,649	25,922	14,177	(4)	—		45,748
Operating lease assets	1,033	2,663	16	(4k)	—		3,712
Deferred income tax assets	1,347	620	—		—		1,967
Advance consideration for WBD acquisition	2,800	—	(2,800)	(4)	—		—
Other assets	2,671	3,746	1,001	(4h), (8d)	(41)	(5c)	7,377
Total Assets	$44,411	$97,248	$(48,445)		$100,523		$193,737
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$511	$1,060	$(49)	(4)	$—		$1,522
Accrued expenses	2,158	4,907	(2,464)	(4)	—		4,601
Participants’ share and royalties payable	2,606	3,529	—		—		6,135
Accrued programming and production costs	1,801	2,114	(559)	(4)	—		3,356
Deferred revenues	1,486	1,514	—		—		3,000
Debt	665	1,493	—		—		2,158
Other current liabilities	1,373	1,526	560	(4)	—		3,459
Total current liabilities	10,600	16,143	(2,512)		—		24,231
Long-term debt	14,491	30,530	(18,659)	(4c)	56,426	(5a)	80,323
					(2,424)	(5d)
					(41)	(5c)
Participants’ share and royalties payable	1,437	2,356	—		—		3,793
Pension and postretirement benefit obligations	1,169	177	—		—		1,346
Deferred income tax liabilities	68	5,579	5,860	(9a)	—		11,507
Operating lease liabilities	1,046	3,126	—		—		4,172
Programming obligations	581	1,411	—		—		1,992
Other liabilities	2,209	3,931	54	(4)	—		6,194

Paramount stockholders’ equity:
Class A Common Stock	—	27	(27)	(4f)	—		—
Class B Common Stock	1	—	—		4	(5g)	5
Additional paid-in-capital	13,307	56,022	(56,022)	(4f)	46,963	(5g)	60,270

Treasury stock	—	(8,244)	8,244	(4f)	—		—
Retained earnings (accumulated deficit)	(1,544)	(14,279)	40,271	(4f), (8d)	1	(5d)	(2,299)
			(25,861)	(4a)	(22)	(5c)
			(481)	(8b)	(384)	(5e)
Accumulated other comprehensive income (loss)	7	(688)	688	(4f)	—		7
Total Paramount stockholders' equity	11,771	32,838	(33,188)		46,562		57,983
Noncontrolling interests	1,039	1,157	—		—		2,196
Total Equity	12,810	33,995	(33,188)		46,562		60,179
Total Liabilities and Equity	$44,411	$97,248	$(48,445)		$100,523		$193,737

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2026

(In millions, except per share amounts)

			Pro Forma Adjustments
	Paramount Skydance Corp.	WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Financing Adjustments (5)		Pro Forma
Revenues	$14,260	$17,610	$(222)	(4)	$—		$31,648
Costs and expenses:
Operating	9,298	9,760	284	(4)	—		19,342
Selling, general and administrative	2,854	4,298	(136)	(4)	—		7,016
Netflix Termination Fee	—	2,800	(2,800)	3a(5)	—		—
Depreciation and amortization	726	2,385	1,117	(4)	—		4,228
Restructuring, transaction-related items and other corporate matters	291	599	—		—		890
Total costs and expenses	13,169	19,842	(1,535)		—		31,476
Operating income (loss)	1,091	(2,232)	1,313		—		172
Interest expense, net	(426)	(1,036)	518	(4)	(2,146)	(5f)	(3,090)
Loss on extinguishment of debt	—	(102)	—		—		(102)
Other items, net	(58)	(44)	—		—		(102)
Earnings (loss) before income taxes and equity in (loss) earnings of investee companies	607	(3,414)	1,831		(2,146)		(3,122)
(Provision for) benefit from income taxes	(275)	653	244	(9c)	537	(9c)	1,159
Equity in (loss) earnings of investee companies, net of tax	(116)	17	—		—		(99)
Net earnings (loss) (Paramount and noncontrolling interests)	216	(2,744)	2,075		(1,609)		(2,062)
Net earnings attributable to noncontrolling interests	(7)	(23)	—		—		(30)
Net earnings (loss) attributable to Paramount	$209	$(2,767)	$2,075		$(1,609)		$(2,092)

Net earnings (loss) per common share attributable to Paramount:
Basic	$.19						$(.42)
Diluted	$.19						$(.42)

Weighted average number of common shares outstanding:
Basic	1,113		3,918	(10)			5,031
Diluted	1,119		3,912	(10)			5,031

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2025

(In millions, except per share amounts)

				Pro Forma Adjustments
	Paramount Skydance Corp. Adjusted (6)		WBD Adjusted (2)	WBD Transaction Accounting Adjustments		Financing Adjustments (5)		Pro Forma
Revenues	$29,394		$37,296	$ (558)	(4)	$—		$66,132
Costs and expenses:
Operating	20,347		21,853	740	(4)	—		42,940
Programming charges	41		—	—		—		41
Selling, general and administrative	6,136		8,284	11	(4)	—		14,431
Depreciation and amortization	1,469		5,684	1,301	(4)	—		8,454
Impairment charges	157		—	—		—		157
Restructuring, transaction-related items and other corporate matters	1,453		698	515	(4)	22	(5c)	2,697
						9	(5d)
Total costs and expenses	29,603		36,519	2,567		31		68,720
Gain (loss) on dispositions	35		(39)	—		—		(4)
Operating income (loss)	(174)		738	(3,125)		(31)		(2,592)
Interest expense, net	(760)		(1,879)	881	(4)	(4,677)	(5f)	(6,435)
Gain (loss) from investments	(40)		6	—		—		(34)
Gain on extinguishment of debt	—		2,945	—		10	(5d)	2,955
Other items, net	(51)		(147)	—		—		(198)
Earnings (loss) before income taxes and equity in loss of investee companies	(1,025)		1,663	(2,244)		(4,698)		(6,304)
Benefit from (provision for) income taxes	319		(896)	435	(9c)	1,175	(9c)	1,033
Equity in loss of investee companies, net of tax	(275)		(18)	—		—		(293)
Net earnings (loss) (Paramount and noncontrolling interests)	(981)		749	(1,809)		(3,523)		(5,564)
Net earnings attributable to noncontrolling interests	(490)		(24)	—		—		(514)
Net loss attributable to redeemable noncontrolling interests	—		2	—		—		2
Net earnings (loss) attributable to Paramount	$(1,471)		$727	$(1,809)		$(3,523)		$(6,076)

Net loss per common share attributable to Paramount (basic and diluted):
Class B common stockholders - Receiving Warrants								$4.48
Common stockholders - Other								$(1.80)
Common stockholders - All	$(1.34)							$(1.21)
Weighted average number of common shares outstanding (basic and diluted):
Class B common stockholders - Receiving Warrants				470	(10)			470
Common stockholders - Other	1,099	(6j)		3,448	(10)			4,547
Common stockholders - All	1,099	(6j)		3,918	(10)			5,017

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(Tabular dollars in millions, except per share amounts)

1) BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles in the United States of America (“U.S. GAAP”). Pro forma financial information illustrates the effects of a particular transaction (or transactions) and is based on historically determined amounts. The historical financial statements of Paramount, Skydance, and WBD have been adjusted in the accompanying unaudited pro forma condensed combined financial statements to reflect transaction accounting adjustments that depict the estimated accounting effects of the Transactions in accordance with U.S. GAAP.

At the time Paramount Global and Skydance became subsidiaries of Paramount Skydance Corporation, the Ellison Family controlled both Paramount Global and Skydance (and was the “Ultimate Parent” of each), and as a result, the Skydance Transactions were accounted for as a transaction between entities under common control. As a transaction between entities under common control, the net assets were combined at the Ultimate Parent’s basis, which for Paramount Global was deemed to be the estimated fair value as of August 7, 2025, the date of the closing of the NAI Transaction, which was the point at which the Ellison Family obtained control of Paramount Global. As a result, the net assets of Paramount Global were recorded at their fair value as of this date. Since the net assets of Skydance were already at the Ultimate Parent’s basis, no adjustment to the fair value of net assets was necessary, and Skydance was combined with Paramount Global’s net assets at the Ultimate Parent’s basis as of this date. The pushdown of the Ultimate Parent’s basis resulted in a new basis of accounting for Paramount Global’s net assets, which made the results of operations not comparable between the periods before and after the Skydance Transactions and the NAI Transaction. Accordingly, Paramount’s financial results for the year ended December 31, 2025 are presented in two distinct periods. The periods prior to August 7, 2025 include only Paramount Global and are identified as “Predecessor”, and the periods beginning on August 7, 2025 reflect Paramount Skydance Corporation and are identified as “Successor”. See Note 6.

The unaudited pro forma Condensed Combined Balance Sheet as of June 30, 2026 combines the historical consolidated balance sheet of Paramount as of June 30, 2026, and the historical consolidated balance sheet of WBD as of June 30, 2026, giving effect to the Acquisition as if it had occurred on June 30, 2026. These pro forma financial statements reflect assumptions and adjustments set forth in the accompanying explanatory notes.

The unaudited pro forma Condensed Combined Statement of Operations for the six months ended June 30, 2026 combines the historical Consolidated Statements of Operations of Paramount and WBD, as if the Acquisition occurred on January 1, 2025.

The unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 combines the Adjusted Combined Statement of Operations for the year ended December 31, 2025 of Paramount and the historical Consolidated Statement of Operations for the year ended December 31, 2025 of WBD giving effect to the Transactions as if they had occurred on January 1, 2025. The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

In addition, the historical financial statements of WBD and the historical Skydance results for the period from January 1, 2025 through August 6, 2025 have been adjusted to align with the Company’s presentation in the unaudited pro forma condensed combined financial statements (See Notes 2 and 6).

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The preparation of the unaudited pro forma condensed combined financial statements incorporates various assumptions and estimates, including those related to the preliminary purchase price allocation of WBD. The pro forma transaction accounting adjustments to adjust WBD’s net assets to preliminary estimates of fair value are based on information available to the Company as of the date of this filing. The fair value estimates made herein may differ materially based upon the finalization of appraisals and other valuation analyses, which is expected no later than one year from the closing date of the Acquisition. These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date.

Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements.

2) PRESENTATION OF HISTORICAL WARNER BROS. DISCOVERY

The historical financial information of WBD included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform to the Company’s presentation, which are presented in the tables below.

Balance Sheet Reclassifications

	At June 30, 2026
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Assets
Current Assets:
Cash and cash equivalents	$3,369	$—	$3,369
Receivables, net	4,952	—	4,952
Programming and other inventory	—	377	377
Prepaid expenses and other current assets	4,218	(467)	3,751
Total current assets	12,539	(90)	12,449
Film and television content rights and games	19,245	(19,245)	—
Property and equipment, net	6,652	—	6,652
Programming and other inventory	—	19,335	19,335
Goodwill	25,861	—	25,861
Intangible assets, net	25,922	—	25,922
Operating lease assets	—	2,663	2,663
Deferred income taxes	—	620	620
Other noncurrent assets	7,029	(7,029)	—
Other assets	—	3,746	3,746
Total Assets	$97,248	$—	$97,248

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	At June 30, 2026
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Liabilities and Equity
Current Liabilities:
Accounts payable	$1,060	$—	$1,060
Accrued liabilities	12,076	(12,076)	—
Accrued expenses	—	4,907	4,907
Participants' share and royalties payable	—	3,529	3,529
Accrued programming and production costs	—	2,114	2,114
Deferred revenues	1,514	—	1,514
Current portion of debt	1,493	(1,493)	—
Debt	—	1,493	1,493
Other current liabilities	—	1,526	1,526
Total current liabilities	16,143	—	16,143
Noncurrent portion of debt	30,530	(30,530)	—
Long-term debt	—	30,530	30,530
Participants' share and royalties payable	—	2,356	2,356
Pension and postretirement benefit obligations	—	177	177
Deferred income taxes	5,579	(5,579)	—
Deferred income tax liabilities, net	—	5,579	5,579
Operating lease liabilities	—	3,126	3,126
Programming obligations	—	1,411	1,411
Other noncurrent liabilities	11,001	(11,001)	—
Other liabilities	—	3,931	3,931

Stockholders’ equity:
Class A common stock	27	—	27
Additional paid-in-capital	56,022	—	56,022
Treasury stock	(8,244)	—	(8,244)
Accumulated deficit	(14,279)	—	(14,279)
Accumulated other comprehensive loss	(688)		(688)
Total Parent stockholders’ equity	32,838	—	32,838
Noncontrolling interests	1,157	—	1,157
Total Equity	33,995	—	33,995
Total Liabilities and Equity	$97,248	$—	$97,248

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Reclassifications

	Six Months Ended June 30, 2026
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Revenues	$17,610	$—	$17,610
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	9,264	(9,264)	—
Operating	—	9,760	9,760
Selling, general and administrative	5,039	(741)	4,298
Netflix Termination Fee	2,800	—	2,800
Depreciation and amortization	2,385	—	2,385
Restructuring and other charges	317	(317)	—
Restructuring, transaction-related items and other corporate matters	—	599	599
Impairments and loss on dispositions	37	(37)	—
Total costs and expenses	19,842	—	19,842
Operating loss	(2,232)	—	(2,232)
Interest expense, net	(1,092)	56	(1,036)
Loss on extinguishment of debt	(102)	—	(102)
Earnings from equity investees, net	23	(23)	—
Other (expense) income, net	12	(12)	—
Other items, net	—	(44)	(44)
Loss before income taxes	(3,391)	(23)	(3,414)
Benefit from income taxes	—	653	653
Income tax benefit (expense)	647	(647)	—
Equity in earnings of investee companies, net of tax	—	17	17
Net loss	(2,744)	—	(2,744)
Net income attributable to noncontrolling interests	(23)	—	(23)
Net loss available to Warner Bros. Discovery, Inc.	$(2,767)	$—	$(2,767)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

	Year Ended December 31, 2025
	Historical WBD	Reclassification Adjustments	WBD, Adjusted
Revenues	$37,296	$—	$37,296
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	20,885	(20,885)	—
Operating	—	21,853	21,853
Selling, general and administrative	9,418	(1,134)	8,284
Depreciation and amortization	5,684	—	5,684
Restructuring and other charges	399	(399)	—
Restructuring, transaction-related items and other corporate matters	—	698	698
Impairments and loss on dispositions	172	(172)	—
Total costs and expenses	36,558	(39)	36,519
Loss on dispositions	—	(39)	(39)
Operating income	738	—	738
Interest expense, net	(2,085)	206	(1,879)
Gain from investment	—	6	6
Gain on extinguishment of debt	2,945	—	2,945
Loss from equity investees, net	(24)	24	—
Other (expense) income, net	65	(65)	—
Other items, net	—	(147)	(147)
Income before income taxes	1,639	24	1,663
Provision for income taxes	—	(896)	(896)
Income tax benefit (expense)	(890)	890	—
Equity in loss of investee companies, net of tax	—	(18)	(18)
Net income	749	—	749
Net income attributable to noncontrolling interests	(24)	—	(24)
Net loss attributable to redeemable noncontrolling interests	2	—	2
Net income attributable to Warner Bros. Discovery, Inc.	$727	$—	$727

3) PRELIMINARY PURCHASE PRICE ALLOCATION

Estimated Total Aggregate Acquisition Consideration

Pursuant to the WBD Merger Agreement, on October 6, 2026, all of WBD’s outstanding common shares were converted into the right to receive $31.00 per share, plus the applicable Ticking Consideration.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(3a) The estimated preliminary purchase consideration is calculated as follows:

Preliminary Purchase Consideration (in millions except per share amounts)	Amount
Common stock outstanding (1)	2,514

Per share cash purchase price	$31

Cash paid to WBD’s shareholders before Ticking Consideration	77,948

Ticking Consideration paid to WBD’s shareholders (2)	42

Total cash paid to WBD’s shareholders inclusive of Ticking Consideration	77,990

Add: Cash paid related to pre-combination portion of replacement awards (3)	1,074

Add: Settlement of indebtedness (4)	14,708

Total cash consideration	93,772

Add: Netflix termination fee (5)	2,800

Add: Liabilities assumed related to pre-combination portion of replacement awards (3)	614

Less: Settlement of pre-existing relationships (6)	—

Total preliminary purchase consideration	$97,186

(1)	The amount of estimated shares of WBD Common Stock is based on 2,510,703,314 shares of WBD Common Stock issued and outstanding as of July 23, 2026, per WBD’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the SEC on August 6, 2026, adjusted for 3,737,162 WBD PRSUs that were vested, but not distributed at that date.

(2)	Reflects $42 million of Ticking Consideration paid to holders of outstanding WBD Common Stock under the terms of the WBD Merger Agreement, based on the Acquisition closing date of October 6, 2026.

(3)	Reflects $1.1 billion in estimated cash payments to holders of vested WBD stock options, RSUs, and PRSUs, and $614 million in estimated liabilities related to holders of unvested WBD stock options, RSUs, and PRSUs that were converted into the contingent right to receive cash-based awards of Paramount, with $560 million recorded within “Other current liabilities” and $54 million within “Other liabilities” on the unaudited pro forma Condensed Combined Balance Sheet. Such estimated cash payments and estimated liabilities each include $1 million of Ticking Consideration based on the Acquisition closing date of October 6, 2026.

(4)	Reflects the settlement of the amounts outstanding at June 30, 2026 on the $13.0 billion WBD Dollar Term Loans and €1.7 billion WBD Euro Term Loans totaling $14.7 billion. The adjustment to remove the $14.7 billion in term loans from the unaudited pro forma Condensed Combined Balance Sheet is reflected net of deferred issuance costs of $0.2 billion.

(5)	The $2.8 billion termination fee paid to Netflix by Paramount, on behalf of WBD, in connection with the execution of the WBD Merger Agreement has been treated as purchase consideration. Accordingly, pro forma adjustments have been recorded to the unaudited pro forma Condensed Combined Balance Sheet to (i) eliminate Paramount’s prepaid asset related to the termination fee and (ii) remove WBD’s accrued liability associated with the obligation. In addition, an adjustment has been recorded to the unaudited pro forma Condensed Combined Statement of Operations for the six months ended June 30, 2026 to eliminate the expense recognized by WBD in its historical financial statements related to the termination fee.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(6)	Settlement of pre-existing relationships are comprised of receivables due from WBD of approximately $222 million and payables due to WBD and accrued programming liabilities related to WBD, of $41 million and $181 million, respectively.

(3b)	The accounting for the Acquisition, including the preliminary purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities is based upon a preliminary estimate of fair values, which leveraged publicly available benchmarking information as well as a variety of other assumptions Paramount believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The following table summarizes the preliminary purchase price allocation as of the date of the Acquisition, including the effects of intercompany eliminations which are reflected in Note 4:

Preliminary Purchase Price Allocation	Estimated Fair Value
Cash and cash equivalents	$3,369
Receivables, net	4,729
Programming and other inventory	24,570
Prepaid expenses and other current assets	3,751
Property and equipment, net	6,437
Goodwill (1)	55,288
Intangible assets, net	40,099
Operating lease assets	2,679
Deferred income taxes	620
Other assets	4,085
Total assets acquired	$145,627

Accounts payable	$1,052
Accrued expenses	2,107
Participants’ share and royalties payable	5,885
Accrued programming and production costs	1,736
Deferred revenues	1,514
Debt	13,364
Deferred income taxes	11,455
Operating lease liabilities	3,126
Programming obligations	1,411
Pension and postretirement benefit obligation	177
Other liabilities	5,457
Total liabilities assumed	$47,284
Noncontrolling interests	1,157
Total preliminary purchase consideration	$97,186

(1)	Goodwill represents the difference between the total preliminary purchase consideration and the estimated fair value of WBD’s net assets based on the preliminary fair value estimates assumed herein.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

4) WARNER BROS. DISCOVERY TRANSACTION ACCOUNTING ADJUSTMENTS

Balance Sheet Pro Forma Adjustments

	At June 30, 2026
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Assets
Current Assets:
Cash and cash equivalents	$(97,672)	3a, 8d	$—		$(97,672)
Receivables, net	2,986	3a(6), 8d	(223)		2,763
Total current assets	(94,686)		(223)		(94,909)
Programming and other inventory	4,979	4i	(121)		4,858
Property and equipment, net	(215)	4g	—		(215)
Goodwill	29,405	4a	22		29,427
Intangible assets, net	14,177	4b	—		14,177
Operating lease assets	16	4k	—		16
Advance consideration for WBD acquisition	(2,800)	3a(5)	—		(2,800)
Deferred income tax assets	—		—		—
Other assets	1,001	4h, 8d	—		1,001
Total Assets	$(48,123)		$(322)		$(48,445)
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$(41)	3a(6)	$(8)		$(49)
Accrued expenses	(2,464)	3a(5), 8a, 8d	—		(2,464)
Accrued programming and production costs	(181)	3a(6)	(378)		(559)
Other current liabilities	560	3a(3)	—		560
Total current liabilities	(2,126)		(386)		(2,512)
Long-term debt	(18,659)	4c	—		(18,659)
Deferred income tax liabilities	5,796	9a	64	9a	5,860
Other liabilities	54	3a(3)	—		54

Stockholders’ equity:					—
Class A common stock	(27)	4f	—		(27)
Additional paid-in-capital	(56,022)	4f	—		(56,022)
Treasury stock	8,244	4f	—		8,244
Accumulated deficit	13,929	4f, 8b, 8d	—		13,929
Accumulated other comprehensive loss	688	4f	—		688
Total stockholders’ equity	(33,188)		—		(33,188)
Total Equity	(33,188)		—		(33,188)
Total Liabilities and Equity	$(48,123)		$(322)		$(48,445)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

Statements of Operations Pro Forma Adjustments

	Six Months Ended June 30, 2026
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Revenues	$—		$(222)		$(222)
Costs and expenses:
Operating	504	4j	(220)		284
Selling, general and administrative	(105)	4k, 8c, 8d	(31)		(136)
Netflix Termination Fee	(2,800)	3a(5)	—		(2,800)
Depreciation and amortization	1,117	4d	—		1,117
Restructuring, transaction-related items and other corporate matters	—		—		—
Total costs and expenses	(1,284)		(251)		(1,535)
Operating income	1,284		29		1,313
Interest expense, net	518	5f	—		518
Earnings (loss) before income taxes and equity in (loss) earnings of investee companies	1,802		29		1,831
Provision for income taxes	251	9c	(7)	9c	244
Net earnings (loss)	2,053		22		2,075
Net earnings (loss) attributable to Paramount	$2,053		$22		$2,075

	Year Ended December 31, 2025
	WBD Transaction Accounting Adjustments
	Transaction Accounting Adjustments		Intercompany Transactions (7)		Total
Revenues	$—		$(558)		$(558)
Costs and expenses:
Operating	1,300	4j	(560)		740
Selling, general and administrative	82	4k, 8c, 8d	(71)		11
Depreciation and amortization	1,301	4d	—		1,301
Restructuring, transaction-related items and other corporate matters	515	8a	—		515
Total costs and expenses	3,198		(631)		2,567
Operating loss	(3,198)		73		(3,125)
Interest expense, net	893	5f	(12)		881
Earnings (loss) before income taxes and equity in loss of investee companies	(2,305)		61		(2,244)
Provision for income taxes	451	9c	(16)	9c	435
Net earnings (loss)	(1,854)		45		(1,809)
Net earnings (loss) attributable to Paramount	$(1,854)		$45		$(1,809)

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(4a) Reflects the following adjustments to goodwill related to the Acquisition and elimination of intercompany transactions:

	Pro Forma Adjustment
Reversal of historical WBD goodwill	$(25,861)	(4f)
Preliminary purchase consideration	97,186	(3a)
Reverse WBD historical liability for Netflix Termination Fee	(2,800)	(3a(5))
Settlement of WBD Term Loans	(14,467)	(5b)
Effect of preliminary fair value adjustment to acquired intangible assets	(14,177)	(4b)
Effect of preliminary fair value adjustment to assumed debt	(4,192)	(4c)
Effect of preliminary fair value adjustment to acquired property and equipment	215	(4g)
Effect of preliminary fair value adjustment to acquired investments	(339)	(4h)
Effect of preliminary fair value adjustment to acquired programming assets	(4,979)	(4i)
Effect of preliminary fair value adjustment to acquired leases	(16)	(4k)
Tax effects of Acquisition	5,812	(4e), (9a)
Reversal of historical WBD equity, net of historical goodwill reversal	(6,977)	(4f)
Transaction accounting adjustments	29,405
Elimination of intercompany transactions	22	(7)
Total pro forma adjustment	$29,427

(4b) The pro forma adjustment reflects the estimated incremental fair value of WBD’s intangible assets of $14.2 billion. Estimated amortization of the intangible assets is recognized on a straight-line basis over their respective estimated useful lives. The estimated amortization period, estimated fair values, and related pro forma adjustments for the incremental amortization expense are presented in the table below.

	Estimated Straight-Line Amortization Period	Fair Value	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Trade names	10 - 15 years	$9,040	$306	$610
Franchises	15 years	11,650	388	777
Character rights	15 years	1,785	60	119
Affiliate relationships	5 - 13 years	10,649	796	1,588
Technology	3.5 years	1,850	264	529
Subscriber relationships	2.5 years	1,600	320	640
Advertisers (relationship & backlog)	2 years	3,525	880	1,763
Total		$40,099	$3,014	$6,026
Less: historical amortization			1,822	4,605
Pro forma adjustment			$1,192	$1,421

The estimated fair value of acquired intangibles was determined as outlined below:

•	The estimated value of franchises was determined using the multi-period excess earnings method.

•	The estimated value of affiliate relationships was determined using the multi-period excess earnings method.

•	The estimated value of developed technology was determined using the cost approach.

•	The estimated value of character rights was determined using the multi-period excess earnings method.

•	The estimated value of trade names was determined using the relief from royalty method.

•	The estimated value of advertiser relationships was determined using the with-and-without method.

•	The estimated value of subscriber relationships was determined using the cost approach.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(4c) Adjustment includes the fair market value step down of outstanding debt of $4.2 billion and the settlement of WBD’s existing $14.7 billion WBD Term Loans net of $241 million in remaining deferred issuance costs related to the WBD Term Loans, which is described further in Note 5.

(4d) The pro forma adjustments to “Depreciation and amortization” on the unaudited pro forma Condensed Combined Statements of Operations reflect (i) incremental amortization expense related to the intangible assets of $1,192 million and $1,421 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively, and (ii) a reduction in depreciation expense related to property and equipment of $75 million and $120 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively. A 10% change in the valuation of finite-lived intangible assets and property and equipment would result in a corresponding increase or decrease in depreciation and amortization expense of approximately $342 million and $683 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively, based on the estimated useful lives described herein.

(4e) The estimated tax impacts of the pro forma adjustments to adjust WBD’s net assets to preliminary estimates of fair value in the unaudited pro forma Condensed Combined Balance Sheet and the related adjustments in the unaudited pro forma Condensed Combined Statements of Operations are reflected using the estimated statutory tax rates of the combined company. See Note 9.

(4f) The pro forma adjustments reflect the removal of WBD’s historical equity balances, net of the $25.9 billion reversal of historical WBD goodwill, including common stock, additional paid-in-capital, retained earnings, and other components of equity. This reflects the adjustments to remeasure WBD’s net assets at fair value as of the acquisition date.

(4g) The balance sheet pro forma adjustment reflects the estimated fair value step down of WBD’s property and equipment of $0.2 billion. The estimated depreciation period, estimated fair values, and related pro forma adjustments for depreciation expense are presented in the table below.

	Estimated Straight-Line Depreciation Period	Fair Value	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Total property and equipment	1 - 27 years	$6,437	$403	$807
Less: historical depreciation			478	927
Pro forma adjustment			$(75)	$(120)

(4h) The pro forma adjustment reflects the estimated incremental fair value of certain unconsolidated investments held by WBD of $0.3 billion.

(4i) The pro forma adjustment reflects the estimated incremental fair value of WBD’s programming assets of $5.0 billion. The pro forma adjustment to recognize net incremental content amortization expense has been computed with the assumption that the programming assets will be amortized over their estimated useful lives on a straight-line basis, the revenue forecast model or sum of the years’ digits method, as the Company continues to evaluate the pattern of the economic benefit.

(4j) The pro forma adjustments to “Operating expenses” on the unaudited pro forma Condensed Combined Statements of Operations of $0.5 billion and $1.3 billion for the six months ended June 30, 2026 and year ended December 31, 2025, respectively, reflect the net incremental amortization expense related to the programming assets. A 10% change in the valuation of programming assets would result in a corresponding increase or decrease in expense of approximately $50 million and $130 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

(4k) The pro forma adjustments reflect an increase to “Operating lease assets” for the fair value adjustment to acquired leases with favorable market conditions of $16 million, and the resulting increase to "Selling, general and administrative expenses" of $1 million and $2 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

For all other assets and liabilities and noncontrolling interests the book value was deemed to approximate fair value, and therefore no fair value adjustments were recorded.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

5) FINANCING RELATED ADJUSTMENTS

Debt Financing Adjustments

The unaudited pro forma condensed combined financial information reflects the financing transactions completed in connection with the Acquisition, including the issuance of debt and the repayment and refinancing of existing indebtedness, as well as the Exchange Offers and Tender Offers, which are expected to settle promptly following the closing of the Acquisition. Specifically, these unaudited pro forma condensed combined financial statements reflect (i) the issuance of the $2.5 billion Term A-1 Loans and $2.5 billion Term A-2 Loans, (ii) the issuance of $51.9 billion of New Permanent Financing, (iii) the issuance of $12.7 billion of Second Lien Secured Exchange Notes in exchange for certain Exchange Offer WBD Notes pursuant to the Exchange Offers (assuming 100% participation in the Exchange Offers), (iv) the purchase of $2.4 billion of Tender Offer WBD Notes for cash pursuant to the Tender Offers (assuming 100% participation in the Tender Offers), (v) the reduction of the Bridge Commitments to $0 as a result of the New Permanent Financing, and (vi) the settlement of WBD’s existing $14.7 billion WBD Term Loans. The pro forma adjustments do not reflect the impact of any future refinancings or changes in capital structure that may occur following the consummation of the Acquisition.

Balance Sheet Pro Forma Adjustments

	Debt Issuance (5a)	Repayment of WBD Term Loans (5b)	Exchange Offers (5c)	Tender Offers (5d)	Pro Forma Adjustment
New 3-year Term A-1 Loans	$2,492				$2,492
New 5-year Term A-2 Loans	2,492				2,492
New 7-year Term B Loans	9,390				9,390
New First Lien Secured Notes	29,749				29,749
New Second Lien Secured Notes	12,303				12,303
Second Lien Secured Exchange Notes			10,625		10,625
Existing WBD Long-term Debt		(14,467)	(10,666)	(2,424)	(27,557)
Pro forma adjustment to debt					$39,494

(5a) The adjustments reflect the impact of the issuance of the $2.5 billion Term A-1 Loans and $2.5 billion Term A-2 Loans, $9.5 billion Term B Loans, $30.0 billion New First Lien Secured Notes and $12.4 billion New Second Lien Secured Notes, net of debt issuance costs of $0.4 billion and discounts of $0.1 billion. The proceeds of the New Permanent Financing were used to fund the Acquisition and accordingly, $56.4 billion of cash proceeds were reflected on the unaudited pro forma Condensed Combined Balance Sheet in connection with the issuance of debt.

(5b) The adjustment reflects a transaction accounting adjustment related to the settlement of the $13.0 billion WBD Dollar Term Loans and the €1.7 billion WBD Euro Term Loans net of $0.2 billion in remaining deferred issuance costs related to the WBD Term Loans. The transaction accounting adjustment to debt on the unaudited pro forma Condensed Combined Balance Sheet also includes a fair market value step down of $4.2 billion on WBD’s existing long-term debt, which is not reflected in the table above. See Note 4c.

(5c) The adjustments reflect the impact of the Exchange Offers, specifically the $41 million of payments to bondholders in May 2026 in connection with the Exchange Offers, and the assumption that 100% of the Exchange Offer WBD Notes eligible to participate in the Exchange Offers will be exchanged in full in the applicable Exchange Offer. The Company expects to account for the Exchange Offers as debt modifications in accordance with ASC 470, Debt, because all key terms of the Second Lien Secured Exchange Notes are expected to be materially consistent with the current terms. Accordingly, the payments to the bondholders are reflected as a reduction in the carrying value. The carrying value of the Exchange Offer WBD Notes immediately prior to completion of the Exchange Offers and the fair value of the Second Lien Secured Exchange Notes has been assumed to be equal to the estimated fair value of the Exchange Offer WBD Notes assumed in the Acquisition. Estimated third-party expenses of $22 million are included within “Restructuring, transaction-related items and other corporate matters”.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(5d) The adjustments reflect the impact of the Tender Offers, specifically the purchase of (i) the DCL Issuer’s $1.2 billion aggregate principal amount of 3.950% Senior Notes due 2028 with a carrying amount of $1.230 billion immediately prior to extinguishment, and (ii) the DGH Issuer’s $1.2 billion aggregate principal amount of 3.755% Senior Notes due 2027 with a carrying amount of $1.194 billion immediately prior to extinguishment, assuming 100% of such notes subject to the Tender Offers will be tendered in the applicable Tender Offer. The estimated cash consideration for the Tender Offer WBD Notes subject to the Tender Offers of $2.4 billion was determined based on a fixed-spread pricing formula linked to the yield on the applicable Reference Treasury Security determined as of June 30, 2026. The estimated gain on extinguishment of debt of $10 million is reflected on the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025. Estimated payments to bondholders and third-party expenses of $9 million are included within “Restructuring, transaction-related items and other corporate matters”.

(5e) The adjustment reflects the cash paid for certain commitment fees associated with the Bridge Commitments and the write-off of those fees, as the Bridge Commitments were reduced to $0 by the New Permanent Financing.

Statements of Operations Pro Forma Adjustments

(5f) The adjustments reflect the following increases (decreases) to Interest expense, net:

		Six Months Ended June 30, 2026	Year Ended December 31, 2025
Estimated interest expense on new financing (1)	Financing adjustments	$2,108	$4,199
Elimination of historical interest expense on WBD bridge facility and term loans (2)	Transaction accounting adjustments	(615)	(647)
Adjustment of historical interest expense on debt subject to fair market value step down (3)	Transaction accounting adjustments	110	(165)
Elimination of historical interest expense on WBD loans settled through the Tender Offers (4)	Transaction accounting adjustments	(52)	(160)
Adjustment to historical interest expense on WBD loans subject to the Exchange Offers (5)	Transaction accounting adjustments	39	79
Amortization of deferred debt issuance costs (6)	Financing adjustments	38	478
Total adjustments to Interest expense, net		$1,628	$3,784
Total financing adjustments		$2,146	$4,677
Total transaction accounting adjustments		$(518)	$(893)

(1)	Represents the additional interest expense in connection with the Term A-1 Loans, Term A-2 Loans, Term B Loans, New First Lien Secured Notes and New Second Lien Secured Notes. Interest expense for the 2031 Second Lien Euro Senior Secured Notes has been calculated based on the USD cross currency swap fixed coupon rate of 8.82%.

The interest rates on the Term A-1 Loans and Term A-2 Loans are calculated using SOFR adjusted for a margin and are initially estimated to be approximately 5.94%.

The interest rates on the Term B Loans are calculated using SOFR + 2.75% and EURIBOR + 2.75% and are initially estimated to be approximately 6.53% and 5.07%, respectively.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The unaudited pro forma condensed combined financial statements reflect interest rates of 7.48% and 8.60% for the New First Lien Secured Notes and New Second Lien Secured Notes, respectively, based on the weighted average cost of such indebtedness.

A sensitivity analysis on interest expense with respect to the variable rate Term A-1 Loans, Term A-2 Loans and Term B Loans for the six months ended June 30, 2026 and the year ended December 31, 2025 has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate. A change in the interest rate of 0.125% would result in a change in estimated interest expense of $9 million and $18 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively. A change in interest rate of 1% would result in a change in estimated interest expense of $72 million and $145 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

(2)	Represents the elimination of historical interest expense associated with WBD’s $15.0 billion bridge facility and the elimination of historical interest expense associated with the $13.0 billion WBD Dollar Term Loans and €1.7 billion WBD Euro Term Loans.

(3)	In July 2025, WBD made a significant principal payment to reduce debt. The adjustment to interest expense for the year ended December 31, 2025 reflects a $493 million reduction in interest expense resulting from the composition of debt outstanding as of June 30, 2026 compared with the debt outstanding within the historical period, offset by a $328 million increase in interest expense resulting from the accretion of the fair value step down of assumed debt.

(4)	Represents elimination of historical interest expense related to historical WBD debt repurchased as a result of the Tender Offers, assuming that 100% of the Tender Offer WBD Notes eligible to participate in the Tender Offers will be tendered in the applicable Tender Offer.

(5)	For purposes of these pro forma financial statements, the Company has assumed 100% of the Exchange Offer WBD Notes eligible to participate in the Exchange Offers will be exchanged in the applicable Exchange Offer. This adjustment represents the incremental interest expense associated with the difference in coupon rates between the Exchange Offer WBD Notes eligible to participate in the Exchange Offers and the Second Lien Secured Exchange Notes.

(6)	Represents amortization of issuance costs and discounts associated with new debt issued by the Company and the write-off of deferred issuance costs associated with the Bridge Commitments as the Bridge Commitments were reduced to $0 by the New Permanent Financing.

Transaction accounting adjustments on the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 also include a $12 million intercompany elimination.

Equity Financing Adjustments

Concurrently with the execution of the WBD Merger Agreement, Paramount entered into the Subscription Agreements pursuant to which the Equity Investors committed to purchase shares of Paramount Class B Common Stock in a PIPE financing. Pursuant to the Equity Syndication, the Equity Investors assigned their subscription rights to a group of institutional investors (each an Equity Syndication Party), comprising affiliates of the Equity Investors, The Public Investment Fund, L'Imad 1st SPV 2 Exempt RSC LTD (an investment vehicle of L'Imad Holding, an Abu Dhabi sovereign wealth fund), QIA TMT Holding LLC (an investment vehicle of the Qatar Investment Authority), and LionTree Investment Fund, L.P. The aggregate allocations cover the full amount committed by the Equity Investors. At closing, the Company issued to each Equity Syndication Party a number of newly issued shares of nonvoting Paramount Class B Common Stock equal to its allocated amount divided by the Syndication Purchase Price for aggregate gross proceeds sufficient, together with other sources of financing, to fund the Merger Consideration and transaction-related payments.

(5g)	In connection with the Acquisition, the pro forma adjustment reflects a net increase in cash of $46.97 billion, representing $47 billion of proceeds from the PIPE financing, inclusive of $44 million of additional PIPE proceeds related to the $44 million of Ticking Consideration, partially offset by approximately $47 million of issuance costs. The pro forma financial statements reflect the issuance of approximately 3.9 billion shares of Paramount Class B Common Stock at $0.001 par value, with the excess proceeds recorded as additional paid-in-capital based on the Syndication Purchase Price of $12.00 per share.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

6) PRESENTATION OF ADJUSTED PARAMOUNT

The Adjusted Combined Statement of Operations of Paramount reflects the combination of (i) the historical consolidated Statement of Operations of Paramount Global (Predecessor) for the period from January 1, 2025 through August 6, 2025 (ii) the historical results of Skydance for the same period (iii) the historical consolidated Statement of Operations of Paramount Skydance Corporation from August 7, 2025 to December 31, 2025 (Successor) and (iv) the effects of the Skydance Transactions and NAI Transaction as if they had closed on January 1, 2025. As a result of the pushdown of the Ultimate Parent’s basis described in Note 1, the net assets of Paramount Global were recorded at their fair value as of the close of the Skydance Transactions and NAI Transaction. No adjustments to the August 7, 2025 to December 31, 2025 Successor period are necessary, as the impacts from the Skydance Transactions and NAI Transaction are included in Paramount’s historical results for this period.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The historical financial information of Skydance included in the unaudited pro forma condensed combined financial statements reflects certain reclassifications to conform to the Company’s presentation.

	Year Ended December 31, 2025
	Historical
	Predecessor	Successor		Skydance		Adjustments to		Paramount
	Paramount Global (1)	Paramount Skydance Corp. (2)	Adjusted Skydance Media, LLC (3)	Transaction Accounting Adjustments (1)		Paramount Global Historical Basis (1)		Skydance Corp. Adjusted
Revenues	$16,622	$12,269	$554	$(51)	6a	$—		$29,394
Costs and expenses:
Operating	11,287	8,408	724	(72)	6b	—	6i	20,347
Programming charges	—	41	—	—		—		41
Selling, general and administrative	3,526	2,594	16	—		—		6,136
Depreciation and amortization	204	590	1	—		674	6e	1,469
Impairment charges	157	—	—	—		—		157
Restructuring, transaction-related items, and other corporate matters	454	731	268	—		—		1,453
Total costs and expenses	15,628	12,364	1,009	(72)		674		29,603
Gain on dispositions	35	—	—	—		—		35
Operating income (loss)	1,029	(95)	(455)	21		(674)		(174)
Interest expense, net	(433)	(302)	(8)	14	6c	(31)	6f	(760)
Loss from investments	—	(40)	—	—		—		(40)
Other items, net	(92)	(39)	—	—		80	6g	(51)
Earnings (loss) before income taxes and equity in loss of investee companies	504	(476)	(463)	35		(625)		(1,025)
Benefit from income taxes	79	40	—	47	6d	153	6h	319
Equity in loss of investee companies, net of tax	(171)	(104)	—	—		—		(275)
Net earnings (loss) (Paramount and noncontrolling interests)	412	(540)	(463)	82		(472)		(981)
Net earnings attributable to noncontrolling interests	(447)	(46)	3	—		—		(490)
Net loss attributable to Paramount	$(35)	$(586)	$(460)	$82		$(472)		$(1,471)

(1)	Represents the historical results of Paramount Global and pro forma adjustments for the period from January 1, 2025 to August 6, 2025.

(2)	Represents the historical results for the period from August 7, 2025 through December 31, 2025.

(3)	Represents the historical results of Skydance for the period from January 1, 2025 to August 6, 2025, derived from the historical books and records of Skydance.

(6a)	The pro forma adjustment to “Revenues” reflects a reduction of $51 million primarily for Skydance’s co-participant share of revenues for feature film and television productions with Paramount that would have been eliminated upon consolidation if the Skydance Transactions had occurred on January 1, 2025.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

(6b)	“Operating expenses” has been adjusted for the impact of intercompany transactions between Paramount and Skydance, including elimination of Paramount’s participation expenses related to Skydance’s proportionate share of revenue for co-production titles, recorded on a gross basis by Paramount and adjustments to the historical amortization of production costs that would have been recorded for co-production titles had Paramount and Skydance been a combined entity during the Predecessor period.

(6c)	The transaction accounting adjustment to “Interest expense, net” reflects the impact of the repayment of outstanding borrowings under Skydance’s revolving credit facility in connection with the closing of the Skydance Transactions. Interest expense would have decreased by $14 million if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025.

(6d)	The transaction accounting adjustment to “Benefit from income taxes” reflects an increase to the tax benefit of $47 million for the inclusion of Skydance in Paramount’s consolidated income tax calculation for the Predecessor period.

(6e)	The pro forma adjustment to “Depreciation and amortization” reflects the impact from the changes to Paramount Global’s historical basis applied as if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025. The adjustment of $674 million principally reflects net incremental amortization expense related to identified finite-lived intangible assets.

(6f)	The pro forma adjustment of $31 million to “Interest expense, net” reflects the amortization of the fair value adjustment to debt, partially offset by the removal of the amortization of debt issuance costs as the unamortized debt issuance costs relating to Paramount Global’s debt were reversed in connection with recording the debt at fair value.

(6g)	The pro forma adjustment of $80 million to “Other items, net” reflects the reversal of the amortization of net actuarial losses for Paramount Global’s pension and other postretirement benefit plans. Paramount Global’s historical equity accounts were reversed in connection with the pushdown of the Ultimate Parent’s basis.

(6h)	The pro forma adjustment of $153 million to “Benefit from income taxes” for the year ended December 31, 2025 reflects the tax impacts of the pro forma adjustments to Paramount Global’s basis as if the Skydance Transactions and NAI Transaction had occurred on January 1, 2025.

(6i)	The unaudited pro forma Condensed Combined Statements of Operations do not include any pro forma adjustments to “Operating expenses” as a result of recording Paramount Global’s programming assets at their estimated fair values. It is not practicable to estimate the impact of the fair value adjustments on historical content amortization expense because Paramount’s content portfolio at any point in time is comprised of numerous assets with a different mix of useful lives and amortization patterns that limit the comparability of the content portfolio as of the closing of the Skydance Transactions to the content portfolio in prior historical periods.

(6j)	The Paramount Adjusted basic and diluted weighted average number of common shares outstanding of 1,099 million for the year ended December 31, 2025 is calculated based on a weighted average of the number of days in each of the Predecessor and Successor periods, as further detailed in the table below. Since the unaudited pro forma condensed combined Statement of Operations gives effect to the Skydance Transactions as if they occurred on January 1, 2025, the weighted average number of common shares outstanding for the Predecessor period has been adjusted to reflect the actual common shares outstanding of 1,096 million as of August 7, 2025 following the closing of the Skydance Transactions.

	Weighted Average Shares Outstanding (in millions)	Days in Period
Predecessor Period January 1, 2025 - August 6, 2025	1,096	218

Successor Period August 7, 2025 - December 31, 2025	1,102	147

Paramount, Adjusted January 1, 2025 - December 31, 2025	1,099	365

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

7) PARAMOUNT-WBD INTERCOMPANY TRANSACTIONS

Transactions between Paramount and WBD primarily include content licensing, co-production, and advertising arrangements. The unaudited pro forma Condensed Combined Statements of Operations include estimated adjustments to eliminate transactions between Paramount and WBD for content licensing, co-production, and advertising arrangements, consisting of revenues and expenses recognized as part of the intercompany transactions and adjustments to the amortization expense for the profit in capitalized content licenses. The unaudited pro forma Condensed Combined Balance Sheet includes adjustments to eliminate “Accounts Receivable” and “Accounts Payable” between Paramount and WBD for content licensing and advertising arrangements, the elimination of intercompany profit on content licensing arrangements recorded within “Programming and other inventory”, and the elimination of “Accrued programming and production costs” related to programming obligations between Paramount and WBD. “Goodwill” was also adjusted to eliminate intercompany profit on content licensing arrangements to reflect the impact of the elimination on retained earnings that is adjusted against goodwill as part of purchase accounting.

8) OTHER TRANSACTION ACCOUNTING ADJUSTMENTS

Transaction-Related Items

The unaudited pro forma condensed combined financial statements include adjustments for estimated transaction-related costs incurred by Paramount from July 1, 2026 through the closing date of the Acquisition. These costs and the corresponding adjustments to “Accrued expenses” on the unaudited pro forma Condensed Combined Balance Sheet and “Restructuring, transaction-related items and other corporate matters” on the unaudited pro forma Condensed Combined Statement of Operations for the year ended December 31, 2025 are described in the table below.

	Accrued Expenses	Restructuring, Transaction- Related Items and Other Corporate Matters
Transaction-related costs	$515	$515	8a
Total adjustment	$515	$515

(8a)	Reflects estimated transaction-related costs of $515 million incurred by Paramount from July 1, 2026 through the closing date of the Acquisition, consisting mainly of banking, legal, advisory and other professional fees in connection with the Acquisition, as well as a payment and cost reimbursements in connection with the settlement of certain merger-related litigation actions. The estimated transaction-related costs are not anticipated to affect the unaudited pro forma Condensed Combined Statements of Operations beyond twelve months after the closing date of the Acquisition.

(8b)	The reduction of $481 million to "Retained earnings (accumulated deficit)” on the unaudited pro forma Condensed Combined Balance Sheet reflects the impact from the transaction-related costs adjustment to “Accrued expenses” presented in the table above, which totals $515 million, net of the related tax benefit, where applicable, of $34 million (see Note 9).

Issuance of Shares and Related Activity

In connection with the Acquisition, Paramount has undertaken a series of equity issuances and related financing arrangements to facilitate the consummation of the Acquisition, as further described in Note 5. These activities include the cancellation of all issued and outstanding shares of WBD Common Stock at the Effective Time and their conversion into the right to receive the applicable cash merger consideration. No shares of Paramount common stock were issued to former WBD shareholders as merger consideration.

Each share of Paramount Class B Common Stock (excluding shares held by any Equity Investor or affiliate thereof, certain Company subsidiaries and Benefit Plans) as of the record date of October 5, 2026, will receive, without payment of any consideration, one 10-year Warrant for each share held, exercisable at an initial exercise price per share equal to the Syndication Purchase Price of $12.00 and subject to customary anti-dilution and fundamental change make-whole adjustments. Beginning on the third anniversary of issuance, Paramount may call the Warrants for early expiration if the closing price of Paramount Class B Common Stock equals or exceeds $30.00 for at least 20 trading days in any 30 consecutive trading day period and warrant holders will have until such early expiration date to exercise their Warrants. The Company expects to distribute the Warrants on or about October 13, 2026. In connection with this series of issuances, existing Paramount RSUs will be “made-whole” for the value of the Warrants pursuant to a pre-existing anti-dilution provision in Paramount equity plans. The pro forma financial statements do not include an adjustment for the “make-whole” provision, as the issuance is not expected to result in incremental stock-based compensation expense.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

In addition, at the effective time of the Acquisition, outstanding equity-based awards of WBD were treated in accordance with the WBD Merger Agreement. Vested equity awards were cancelled and settled in cash based on the applicable Merger Consideration, while unvested equity awards were converted into a contingent right to receive cash-based awards of Paramount, as applicable, generally subject to the same vesting terms and conditions as were in effect immediately prior to the Effective Time, provided the WBD Notional Units outstanding as part of the WBD Non-Employee Directors Deferral Plan and WBD Supplemental Retirement Plan (collectively the “Replaced WBD Equity”) received notional units with respect to a number of shares of Paramount Class B Common Stock based on the ratio of (i) Merger Consideration divided by (ii) the 15 day VWAP of Paramount Class B Common Stock, where the 15 day period ended 3 trading days prior to the closing date of the Acquisition.

The pro forma financial information reflects the cancellation of WBD Common Stock upon consummation of the Acquisition; the issuance of Paramount Class B Common Stock pursuant to the PIPE financing (see Note 5); and the settlement, conversion, or replacement of WBD equity awards at the Effective Time. No pro forma adjustment has been reflected for the issuance of equity-based awards that are subject to future service requirements, except to the extent such awards are reflected as compensation cost in accordance with applicable accounting guidance.

No pro forma adjustment has been recorded for warrants to existing shareholders, as the Company’s accumulated deficit position results in no net impact to additional paid-in-capital. Accordingly, other than as described in Note 10, the effect of these warrants is not reflected in the unaudited pro forma condensed combined financial information.

(8c) The pro forma adjustments reflect the new compensation arrangements executed with WBD employees who held unvested options that were in the money, unvested RSUs, and unvested performance restricted stock units in connection with the Acquisition, resulting in a $67 million decrease and $164 million increase in compensation expense for the six months ended June 30, 2026, and year ended December 31, 2025, respectively. The pro forma adjustments also reflect new compensation arrangements approved by the Board for a grant of Paramount RSUs (the “2026 RSUs”) to certain Paramount executive employees in connection with the Acquisition effective on the closing date. The 2026 RSUs will vest in equal quarterly installments over a five-year period following the closing of the Acquisition, subject to the applicable executive’s continued employment with the Company through the applicable vesting date, and will vest in full (to the extent then-unvested) upon a change in control of the Company (as defined in the Paramount 2025 Incentive Award Plan). The unaudited pro forma condensed combined financial statements reflect a grant of Paramount RSUs totaling approximately 11 million for the 2026 RSUs, resulting in an increase to compensation expense of $15 million and $61 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

Accounts Receivable Securitization Facility

(8d) The pro forma adjustment reflects the refinancing and termination of WBD’s securitized accounts receivable facility which is expected within close proximity to the closing of the Acquisition (or shortly thereafter).

	Cash	Other Assets	Receivables, net	Accrued Expenses	Deferred income tax liabilities, net	Retained Earnings (accumulated deficit)
AR Securitization Facility Termination	$(3,900)	$662	$3,208	$(179)	$18	$131

The adjustments to the unaudited pro forma Condensed Combined Statements of Operations reflect the removal of expenses associated with the accounts receivable securitization fees, resulting in a decrease to “Selling, general and administrative expenses” of $54 million and $145 million for the six months ended June 30, 2026 and year ended December 31, 2025, respectively.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

9) INCOME TAX

The tables below reflect the impacts on the unaudited pro forma condensed combined financial statements from the inclusion of WBD in Paramount’s calculation of income taxes and the tax impacts of the transaction accounting adjustments and financing adjustments. An estimated tax rate of 25% was applied in determining the figures presented below.

Balance Sheet Pro Forma Adjustments

	At June 30, 2026
	Transaction Accounting Adjustments		Financing Adjustments
Deferred income tax assets	n/a		n/a

Deferred income tax liabilities	$5,860	9a	$—

Goodwill	$5,876	9b	$—

n/a - not applicable

Statements of Operations Pro Forma Adjustments

	Six Months Ended June 30, 2026				Year Ended December 31, 2025
	Transaction Accounting Adjustments		Financing Adjustments		Transaction Accounting Adjustments		Financing Adjustments
Benefit from income taxes	$244	9c	$537	9c	$435	9c	$1,175	9c

(9a)	The adjustment to “Deferred income tax liabilities” as of June 30, 2026 includes an increase of $5,812 million for the deferred income tax impact of the pro forma adjustments described in Note 4 to reflect WBD’s assets and liabilities at fair value, an increase of $64 million for the deferred tax impact of the elimination of transactions between Paramount and WBD as described in Note 7, and a decrease of $16 million for the deferred tax impact of the transaction-related costs and accounts receivable securitization fees adjustments as described in Note 8.

(9b)	The adjustment to “Goodwill” reflects the offsetting impact to the adjustments to “Deferred income tax liabilities” to establish the deferred income taxes.

(9c)	The adjustments to “(Provision for) Benefit from income taxes” for the six months ended June 30, 2026 and year ended December 31, 2025 reflect tax benefits of $781 million and $1,610 million, respectively, related to tax effects of the transaction accounting adjustments and financing adjustments with the exception of the Netflix Termination Fee as described in Note 3.

The pro forma adjustments to “Deferred income tax assets” and “Deferred income tax liabilities” are based on the estimated deferred tax rates of the combined company. The actual deferred tax liabilities may differ materially based on changes resulting from finalizing the deferred tax rates for the combined company and finalizing the fair value adjustments for WBD’s net assets that are not reasonably estimable for the purposes of the unaudited pro forma condensed combined financial statements.

All other income tax estimates and the related tax rates may also differ materially in periods subsequent to the consummation of the Acquisition.

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

10) EARNINGS (LOSS) PER SHARE

The pro forma basic and diluted weighted average number of common shares presented in the unaudited pro forma Condensed Combined Statements of Operations are based on the weighted average number of common shares issued and outstanding as if the Transactions occurred on January 1, 2025. Since the Warrants described in Note 8 will only be issued to certain holders of Paramount Class B Common Stock, the estimated value of the Warrants is considered a deemed dividend which results in the application of the two-class method of EPS for the year ended December 31, 2025. Under the application of the two-class method, earnings per share is calculated separately for the holders of Paramount Class B Common Stock receiving the deemed dividend and the common stockholders (primarily comprised of the Equity Investors and their affiliates) not receiving the deemed dividend. The calculation of the weighted average number of common shares outstanding contemplates an adjustment for the issuance of shares of Paramount Class B Common Stock pursuant to the PIPE financing. All stock options, RSU Awards, and warrants were excluded from the calculation of historical and pro forma diluted net loss per common share ("EPS") for the year ended December 31, 2025 because their inclusion would have been antidilutive since a net loss was reported in the period. The dilutive impact of Paramount RSU Awards totaling 6 million were excluded from the calculation of pro forma diluted EPS for the six months ended June 30, 2026 because their inclusion would have been antidilutive since there is a pro forma net loss for the period. Also excluded from the calculation of diluted EPS in each period are the Warrants and “make-whole” RSUs described in Note 8 because their inclusion also would have been anti-dilutive in the period.

The table below presents the calculation of pro forma EPS including, for the year ended December 31, 2025, amounts attributable to stockholders receiving the deemed dividend and stockholders not receiving the deemed dividend. There is no deemed dividend for the six months ended June 30, 2026, and therefore this presentation is not applicable.

(Shares in millions)	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Basic and diluted - Numerator:
Pro forma net loss	$(2,092)	$(6,076)
Deemed dividend to Class B common stockholders - Receiving Warrants	n/a	$(2,952)
Undistributed Net Loss	n/a	$(9,028)
Net earnings attributable to Class B common stockholders - Receiving Warrants	n/a	$2,106
Net loss attributable to common stockholders - Other	n/a	$(8,182)
Net loss attributable to common stockholders - All	$(2,092)	$(6,076)
Basic and diluted - Denominator:
Weighted average common shares outstanding for Class B common stockholders - Receiving Warrants	n/a	470
Weighted average common shares outstanding for common stockholders - Other	n/a	4,547
Weighted average common shares outstanding for common stockholders - All	5,031	5,017

Pro forma EPS:
Basic and diluted EPS - Class B common stockholders - Receiving Warrants	n/a	$4.48
Basic and diluted EPS - common stockholders - Other	n/a	$(1.80)
Basic and diluted EPS - common stockholders - All	$(.42)	$(1.21)

n/a - not applicable

PARAMOUNT SKYDANCE CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(Tabular dollars in millions, except per share amounts)

The aggregate number of shares of Paramount Class B Common Stock issued in connection with the Equity Syndication is equal to the aggregate commitment amount of approximately $47 billion divided by the Syndication Purchase Price of $12.00 per share.

Accordingly, for purposes of the unaudited pro forma condensed combined financial information, the issuance of 3,918 million shares of Paramount Class B Common Stock has been included in weighted average common shares outstanding for the six months ended June 30, 2026 and year ended December 31, 2025.

Since the Warrants will have an initial exercise price per share equal to the Syndication Purchase Price, an exercise price of $12.00 has been used for purposes of determining the estimated value of the deemed dividend in the calculation of basic and diluted EPS.